ARTHUR ANDERSEN LLP




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-65418, Registration Statement File No. 333-10993, Registration Statement 333-03289, and Registration Statement File No. 333-03303.

Arthur Andersen LLP

Albuquerque, New Mexico
February 23, 1998